Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Francesca’s Holdings Corporation

Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-175814) of Francesca’s Holdings Corporation of our report dated June 22, 2010, except for footnotes 2 and 9, which are as of April 15, 2011, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/BDO USA, LLP
(formerly known as
BDO Seidman, LLP)

Houston, Texas

March 21, 2012